UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2019

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place, 4TH Floor 141 Front Street PO Box HM 845 Hamilton, HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ____

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 15, 2019.

(b)
The shareholders elected Director nominees Dominic J. Addesso, John J. Amore, William F. Galtney, Jr., John A. Graf, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and approved, by non-binding advisory vote, the 2018 compensation paid to the Company’s Named Executive Officers.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	42,146,076

		Against or
	For	Withheld	Abstain	Non-votes	Uncast
Election of directors each to serve a one year period to expire at the 2020 Annual General Meeting of Shareholders:

Dominic J. Addesso	40,224,059	707,254	22,757	1,192,006	-
John J. Amore	37,787,000	3,070,803	96,267	1,192,006	-
William F. Galtney, Jr.	33,850,261	6,988,206	115,603	1,192,006	-
John A. Graf	39,921,393	936,388	96,289	1,192,006	-
Gerri Losquadro	40,049,457	811,379	93,234	1,192,006	-
Roger M. Singer	39,882,284	975,366	96,420	1,192,006	-
Joseph V. Taranto	39,494,650	1,366,006	93,414	1,192,006	-
John A. Weber	38,333,715	2,523,979	96,376	1,192,006	-

Appointment of PricewaterhouseCoopers LLP as the Company's independent
registered public accounting firm for the year ending December 31, 2019	39,805,959	2,233,880	106,237	-	-

Approval, by non-binding advisory vote, of 2018 compensation paid to the
Company's Named Executive Officers	37,544,078	3,353,491	56,501	1,192,006	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  May 20, 2019